LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of December ___, 2010, by and among Piper Acquisition III, Inc., a Nevada corporation (the "Company") and _________ (the “Holder”), including the Holder’s successors and permitted assigns.

     WHEREAS, on December __, 2010, effective December 1, 2010, the Company, First Street Hospital, L.P. (“Hospital”) , First Surgical Woodlands, L.P. (“Woodlands”), First Street Surgical Center, L.P. (“Surgical Center”), First Surgical Partners, L.L.C. (“Partners” and together with Hospital, Woodlands and Surgical Center, the “Entities”) and the partners and/or members of the Entities, including the Holder, entered into a Contribution Agreement (the “Contribution Agreement"), pursuant to which the Company acquired the Entities (the “Contribution”);

     WHEREAS, at the effective time of the Contribution, the Holder shall receive shares of the Company's common stock in connection with the Contribution (the “Shares”);

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the Contribution and the other transactions contemplated by the Contribution Agreement;

     WHEREAS, the Holder understands that the Company and its shareholders will enter into and close a contribution agreement or similar arrangement (the “Reverse Merger”) with a corporation that files periodic reports with the U.S. Securities Exchange Commission (the “Shell”) and, upon closing the Reverse Merger, the Holder will contribute the Shares to the Shell in exchange for shares of common stock of the Shell;

WHEREAS, the Holder understands and agrees that the agreements, covenants, restrictions and responsibilities set forth in this Agreement shall remain binding upon Holder and in full effect with respect to the securities of the Shell that the Holder receives in exchange for the Shares (the “Shell Securities” and together with the Shares, the “Securities”).

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, there parties hereto agree as follows:

     1.   Lock-up Agreement; Clawback.

          (a) The Holder agrees that it shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly, any Securities held by such Holder through December 1, 2020. If requested by an underwriter of Common Stock, each Holder will reaffirm the agreement set forth in this Section 1 in a separate writing in a form satisfactory to such underwriter. The Company may impose stop-transfer instructions with respect to the Securities.

          (b) Notwithstanding the foregoing, the restrictions set forth in Section 1(a) above shall not apply to (A) the sale by the Holder of up to 10% of the Holder’s Securities per year, (B) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (C) with the prior written consent of the Board of Directors of the Company, or (D) the exchange of the Shares for shares of common stock of the Shell in connection with the Reverse Merger.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(c) The Shares, the Shell Securities or any securities issued in exchange of the Shares shall be returned to the Company for cancellation upon the Holder’s (A) breach of this Agreement, (B) breach of the Non-Compete Agreement entered by and between the Company and Holder, (C) breach of the Voting Agreement entered by and between the Company and Holder (D) failure to maintain the required medical license by Holder or Holder’s affiliates, (E) the commencement, whether voluntary or involuntary, of any bankruptcy documentation by the Holder.

     2.   Piggyback Registrations. If the Company, or any successor, proposes to file any registration statement under the Securities Act for purposes of an offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to employee benefit plans or other compensatory arrangements or with respect to corporate reorganizations, or other transactions under Rule 145 of the Securities Act), the Company agrees that it will use its best efforts to include 10% of the Shares or Shell Securities, as applicable, on such registration statement.

        3.  Restrictive Legend.  All certificates representing the Securities deliverable to the Holder pursuant to the Contribution or the Reverse Merger and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows, in addition to any legend the Company determines is required pursuant to any applicable legal requirement including the standard legend required under the Securities Act of 1933, as amended:

     "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Contribution Agreement dated as of December 1, 2010 and that certain Lock-Up Agreement dated as of December 1, 2010, copies of which agreements the Company will furnish, without charge, to the holder of this certificate upon written request therefor."

The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates representing the Securities.

       4. Miscellaneous.

            (a)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holder.

            (b)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first- class mail, telex, telecopier, or any courier guaranteeing overnight delivery to the addresses for the Holder and the Company set forth in the Contribution Agreement.  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered if delivered by an air courier guaranteeing overnight delivery.

          (c)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns as permitted hereunder of each of the parties.  Specifically, the Holder understands and agrees that the agreements, covenants, restrictions and responsibilities set forth in this Agreement shall remain binding upon Holder and in full effect with respect to the Securities of the Shell that the Holder receives in exchange for the Shares.

          (d)  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (f)  Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to the conflicts of law provisions thereof.

          (g)  Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

          (h)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (i)  Additional Actions and Documents. The parties hereto shall take or cause to be taken such further actions, shall execute, deliver and file, or cause to be executed, delivered or filed, such further documents and instruments, and shall obtain such consents as may be necessary or as the other party may reasonably request, without the payment of further consideration, in order fully to effectuate the purposes, terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	HOLDER:

PIPER ACQUISITION III. Inc.

By:
Name:
Title: